UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

AKSYS, LTD.

(Exact name of registrant as specified in its charter)

000-28290
(Commission File Number)

Delaware	36-3890205
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Marriott Drive Lincolnshire, Illinois 60069
(Address of principal executive offices, with zip code)

(847) 229-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 31, 2006, Aksys, Ltd. (the “Company”) received a letter from the Nasdaq Stock Market indicating that for 10 consecutive trading days the Company’s market value of listed securities has been below $35 million, as required for continued inclusion on the Nasdaq Capital Market by Marketplace Rule 4310(c)(2)(B)(ii). Nasdaq is providing the Company with 30 calendar days to regain compliance with this rule. If at any time before June 30, 2006, the market value of the Company’s listed securities is $35 million or more for a minimum of 10 consecutive business days, the Company believes that Nasdaq will determine that the Company has regained compliance. If compliance is not demonstrated by June 30, 2006, Nasdaq will provide written notification that the Company’s securities will be delisted. To the extent that such a delisting notice is received, the Company expects to appeal Nasdaq’s determination. An appeal will stay the delisting pending a hearing before a Nasdaq hearing panel.

The Company issued a press release on June 5, 2006, regarding the letter received from Nasdaq. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press release issued by Aksys, Ltd. on June 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.

Dated: June 6, 2006	By:	/s/ Laurence P. Birch
Chief Financial Officer and Interim
President and Chief Executive Officer